EXHIBIT 10(vii)
 NORTH CAROLINA
 ORANGE COUNTY
                                                         OPTION


          THIS OPTION, made and entered into this 13th day of November, 1989, by and between INVESTORS TITLE COMPANY, a corporation duly organized and existing under the laws of the State of North Carolina, party of the first part, hereinafter referred to as "Corporation" and
       , party of the second part, hereinafter referred to as "Employee";

                      W I T N E S E T H:
           WHEREAS, Corporation has employed Employee and considers it desirable and in the best interest that Employee be given an inducement to acquire a proprietary interest in the Corporation and an added incentive to advance the interest of the Corporation in the form of options to purchase common shares of the Corporation.

          NOW, THEREFORE, subject to the terms and conditions hereinafter stated, Corporation does hereby give and grant unto Employee the right and option to purchase from Corporation its shares of common stock, subject to the following terms and conditions:

                           ARTICLE I

                       NUMBER OF SHARES

           Corporation hereby gives and grants Employee the right and option to purchase from Corporation an aggregate of shares of its common stock to be exercisable at the time and for the number of shares as follows:
          A.  On or after      November 13, 1989       to and
 including     November 12, 1990   ,           shares.
          B.  On or after      November 13, 1990       to and
 including     November 12, 1991   ,           shares.
          C.  On or after      November 13, 1991       to and
 including     November 12, 1992   ,           shares.
          D.  On or after      November 13, 1992       to and
 including     November 12, 1993   ,           shares.
          E.  On or after      November 13, 1993       to and
 including     November 12, 1994   ,           shares.

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          If Employee does not purchase in the periods
 specified in Subparagraphs A-E, the full number of shares he is then entitled, he may purchase such shares in the subsequent period in addition to the shares which he would otherwise be entitled to purchase in such subsequent period; provided,
 however, this option shall in all events terminate    November
 12, 1994   , and any portion of this option remaining then
 unexercised shall be forfeited.

                          ARTICLE II

                   TERMINATION OF EMPLOYMENT

           The termination of Employee's continuous employment for any reason with Corporation shall not affect or reduce any option rights granted to him under Article I prior to the date of termination, provided, however, the right to purchase additional shares during subsequent periods after termination shall be forfeited.

                          ARTICLE III

                        PURCHASE PRICE

           The purchase price for each share of stock is per share, the fair value of such shares.

                          ARTICLE IV

                      METHOD OF EXERCISE

           The option granted hereunder shall be exercised by written notice directed to corporation at its principal place of business accompanied by check in payment of the option price for the number of shares specified and paid for and the Company shall make immediate delivery of such shares represented by the purchase paid.

                           ARTICLE V

                      TRANSFER ASSIGNMENT

           The rights under this option may not be transferred or assigned and may not be exercised by anyone other than Employee during his lifetime; provided, however, Employee may

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 designate a person who may exercise the option after his death or allow its exercise by a person so named in his Last Will and Testament.

                          ARTICLE VI

                    RESTRICTION ON TRANSFER

           Prior to delivery of the shares purchased under this option, the Corporation and Employee shall instruct the Corporation's transfer agent to the effect that no transfer of said shares shall be made unless a registration statement under the Securities Act of 1933, as amended, with respect to such shares is in effect or an exemption from the registration requirements of such act is in fact applicable to such shares and the Corporation shall impress upon the face of the Certificate or Certificates representing the shares exercised and upon all shares issued in exchange therefor the following legend:

          "No sale, offer to sell or transfer of the shares represented by this Certificate shall be made unless a registration statement under the Federal Securities Act of 1933, as amended, with respect to such shares is then in effect or an exemption from the registration requirements of such act is then in fact applicable to such shares."

          IN TESTIMONY WHEREOF, Corporation has caused this option to be signed in its corporate name by its President, attested by its Assistant Secretary, on the day and year first above written.


                         INVESTORS TITLE COMPANY

                         By:      J. Allen Fine, President


 ATTEST

   Glenda H. Oxendine
 Assistant Secretary


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 NORTH CAROLINA
 ORANGE COUNTY

          I,   Teresa Crisson Kelly   Notary Public, certify
 that Glenda H. Oxendine, personally came before me this day and acknowledged that she is the Assistant Secretary of Investors Title Company, a corporation, and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name by its president, sealed with its corporate seal, and attested by herself as its Assistant secretary.

          Witness my hand and notarial seal this   14th   day
 of   November  , 1989.

                                        Teresa Crisson Kelly
                                   Notary Public
 My Commission Expires
          11/20/93


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